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                                                                       EXHIBIT 1

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
   Dean Heller                      STATE OF NEVADA                    Telephone 702.687.5203
   Secretary of State      OFFICE OF THE SECRETARY OF STATE            Fax 702.687.3471
                               101 N. CARSON ST., STE.3                Web site http://sos.state.nv.us
                            CARSON CITY, NEVADA 89701-4786             Filing Fee:  $75.00
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             Certificate of Amendment to Articles of Incorporation
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                        For Profit Nevada Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             -Remit in Duplicate-

No.        C1401-91
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       /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

1. Name of corporation: MEDICAL RESOURCES TECHNOLOGIES, LTD
                       ---------------------------------------------------------
________________________________________________________________________________

2. The articles have been amended as follows (provide article numbers, if available):
       Article One is hereby amended to read:
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       The name of this Corporation shall be COINLESS SYSTEMS, INC.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favour of the amendment is: 4,860,000       *
                                                       ----------------.

4. Signatures

/s/ DENNIS SORENSON                             /s/ DARRYL DORSETT
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President or Vice President                     Secretary or Asst. Secretary
(acknowledgement required)                      (acknowledgement not required)

State of: California
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County of: San Bernardino
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This instrument was acknowledged before me on                            [SEAL]
August 4, 1999 by Dennis W. Sorenson (Name of Person)
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as President as designated to sign this certificate of
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Medical Resources Technologies Ltd.
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(name on behalf of whom instrument was executed)

Valerie Monique Avila
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Notary Public Signature